NORTHERN FUNDS


ADDENDUM NO. 7 TO THE INVESTMENT ADVISORY
AGREEMENT


		This Addendum, dated as of the 31st day of July, 2000, is entered into between NORTHERN FUNDS (the "Trust"), a Delaware business trust, and THE NORTHERN TRUST COMPANY (the
"Investment Adviser"), an Illinois state bank.

		WHEREAS, the Trust and the Investment Adviser have entered into an Investment Advisory and Ancillary Services Agreement dated as of July 31, 2000 as amended by Addendum No. 1 dated July 31, 2000, by Addendum No. 2 dated July 31, 2000, by Addendum No. 3 dated
July 31, 2000, by Addendum No. 4 dated July 31, 2000, by Addendum
No. 5 dated July 31, 2000 and by Addendum No. 6 dated July 31, 2000
(the "Advisory Agreement") pursuant to which the Trust has appointed the Investment Adviser to act as investment adviser to the Trust for the Money Market Fund, U.S. Government Money Market Fund, Municipal Money
Market Fund, U.S. Government Select Money Market Fund, California Municipal Money Market Fund, U.S. Government Fund, Fixed Income
Fund, Intermediate Tax-Exempt Fund, Tax-Exempt Fund, Global Fixed
Income Fund (formerly known as the International Fixed Income Fund), Income Equity Fund, Growth Equity Fund, Select Equity Fund, Small Cap Value Fund (formerly known as the Small Cap Fund), International
Growth Equity Fund, International Select Equity Fund, Technology Fund, Stock Index Fund, Short-Intermediate U.S. Government Fund, California Intermediate Tax-Exempt Fund, Arizona Tax-Exempt Fund, California Tax-Exempt Fund, Florida Intermediate Tax-Exempt Fund, Small Cap
Index Fund and Mid Cap Growth Fund; and

		WHEREAS, Section 1(b) of the Advisory Agreement provides that in the event the Trust establishes one or more additional investment portfolios with respect to which it desires to retain the Investment Adviser to act as investment adviser under the Advisory Agreement, the Trust shall so notify the Investment Adviser in writing and if the Investment Adviser is willing to render such services it shall notify the Trust in writing, and the compensation to be paid to the Investment Adviser shall be that which is agreed to in writing by the Trust and the Investment Adviser; and

		WHEREAS, pursuant to Section 1(b) of the Advisory
Agreement, the Trust has notified the Investment Adviser that it is establishing the High Yield Muncipal and the High Yield Fixed Income
Funds (the "Funds"), and that it desires to retain the Investment Adviser to act as the investment adviser for the Funds, and the Investment Adviser has notified the Trust that it is willing to serve as investment adviser for the Funds;

	NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

		1.	Appointment.  The Trust hereby appoints the Investment Adviser to act as investment adviser to the Trust for the Funds in accordance with the terms set forth in the Advisory Agreement.  The Investment Adviser hereby accepts such appointment and agrees to render the services set forth in the
Advisory Agreement for the compensation herein provided.

		2.	Compensation.  For the services provided and the expenses assumed pursuant to the Advisory Agreement regarding each Fund, the Trust will pay the Investment Adviser, and the Investment Adviser will accept as full compensation therefor from the Trust, a fee at the annual rate of 0.75% of each Fund's average net assets.

		3.	Capitalized Terms.  From and after the date hereof, the term "Current
Funds" as used in the Advisory Agreement shall be deemed to include the Funds.
Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Advisory Agreement.

		4.	Miscellaneous.  The initial term of the Advisory Agreement with respect to the Funds shall continue, unless sooner terminated in accordance with the
Advisory Agreement, until March 31, 2001.  Except to the extent supplemented hereby, the Advisory Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby.

		All signatures need not appear on the same copy of this Addendum.

		IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

						NORTHERN FUNDS

Attest: /s/ Diane Anderson		By: /s/ Archibald King

                       						Title: Vice-President

						THE NORTHERN TRUST COMPANY


Attest: /s/ Diane Anderson		By: /s/ Archibald King

                         						Title: Vice-President




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